UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 26, 2004

Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including zip code)

(303) 837-1661
(Registrant’s telephone number, including area code)

Item 5.	Other Events and Regulation FD Disclosure.

The information furnished under Item 12 below is incorporated by reference herein.

Item 7.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

(99)	Press Release of Whiting Petroleum Corporation dated April 26, 2004.

Item 12.	Results of Operations and Financial Condition.

On April 26, 2004, Whiting Petroleum Corporation (the “Company”) issued a press release announcing its financial and operating results for the three months ended March 31, 2004. A copy of such press release is furnished as Exhibit 99 and is incorporated by reference herein.

Use of Non-GAAP Measures

The Company reports its financial results of operations in accordance with generally accepted accounting principles (“GAAP”). The Company has also included in the Company’s earnings release its discretionary cash flow for the first quarter of 2004 and 2003, which is a non-GAAP financial measure.

In the Company’s judgment, the Company’s discretionary cash flow provides an additional useful comparison of the Company’s operational performance in the first quarter of 2004 to prior periods and to the operational performance of other companies in the industry. The Company believes that discretionary cash flow is an important measure of operating performance because it provides the Company and its investors a measurement of cash generated from operations that is available to fund acquisitions and repay debt.

The non-GAAP financial measures included in the Company’s earnings release are intended to supplement the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. However, the non-GAAP financial measures are not intended to supercede or replace the Company’s GAAP results or expectations. The Company has provided within the earnings release a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: April 26, 2004	By:	/s/ James J. Volker
James J. Volker Chairman, President and Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit Number	Description
99	Press Release of Whiting Petroleum Corporation, dated April 26, 2004.

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